Sub-Item 77K: Changes to
Independent Accountants

On November 3, 2003, Ernst &
Young, LLP ("E&Y") resigned as
the Trust's independent
accountants.  For the years
ended, December 31, 2002 and
2001, E&Y expressed an
unqualified opinion on the Trust's
financial statements.  There were
no disagreements between Fund
management and E&Y prior to
their resignation.  On November
3, 2003, the Board of Trustees of
the Trust and its Audit Committee
approved the appointment of Tait,
Weller & Baker LLP as the
Trust's independent accountant.
The Trust has received a letter
from E&Y addressed to the
Securities and Exchange
Commission stating that E&Y
agrees with the above statements.






February 24, 2004


Office of the Chief Accountant
Securities and Exchange
Commission
450 Fifth Street, N.W.
Washington, DC 20549


Ladies and Gentlemen:

We were previously the
independent accountant for the
Guinness Atkinson Funds (the
"Fund"), formerly, Investec
Funds.  On November 3, 2003,
we resigned.  We have read the
Fund's statements included under
sub-item 77K of its Form N-
SAR for the fiscal year ended
December 31, 2003, and we
agree with such statements.


Very truly yours,


/s/ Ernst & Young, LLP